UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

☐ ☐
Title of each class	Trading	Name of each exchange on which registered
Common Stock, $0.01 par value	MCRI	The Nasdaq Stock Market LLC (Nasdaq-GS)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01       Other Events.

Reliance on SEC Relief for Timing of Filing of Quarterly Report on Form 10-Q

Monarch Casino & Resort, Inc. (the “Company,” “we,” “our” or “us”) is filing this Current Report on Form 8-K pursuant to the Securities and Exchange Commission’s Order under  Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020  (Release No. 34-88465) (the “Order”). In reliance on the Order, the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (“Form 10-Q”) due to circumstances related to COVID-19.

In an effort to contain the virus, on March 16, 2020, the state of Colorado mandated a temporary shutdown of all casinos including Monarch Casino Black Hawk and, on March 17, 2020, the state of Nevada mandated the temporary closure of all casinos including Atlantis Casino Resort Spa in Reno. As of the date of this report, both of our properties remain closed. The duration and severity of the COVID-19 pandemic has impacted the Company’s operations, and delayed our ability to complete the procedures and analysis necessary for filing our Form 10-Q. The Company is working diligently to address these issues and anticipates filing the Form 10-Q on or before June 25, 2020 (which is 45 days from the original filing deadline of May 11, 2020).

Our lenders granted us limited waivers under our Amended Credit Facility, as described in our press release dated April 22, 2020.  These limited waivers are in place through May 31, 2020.  As there is no certainty due to government orders that our Atlantis Casino Resort in Reno, Nevada or our Monarch Casino Black Hawk will reopen by June 1, 2020, we are currently in discussions with our lenders for additional covenant relief and default waivers.

Additional risk factor disclosure

The Company is providing the following additional risk factor to supplement the risk factors contained in Part I, Item 1A, Risk Factors, of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The COVID-19 pandemic has disrupted and is expected to continue to disrupt our business operations, which could have a material adverse impact on our businesses, results of operations, liquidity and financial condition for an extended period of time.

The impact of the COVID-19 pandemic and measures to prevent its spread are expected to continue to impact our business operations, financial and operational results, cash flows and liquidity.

We expect the impact of these disruptions, including the extent of their adverse impact on our financial and operational results, will be dictated by the length of time that such disruptions continue. We cannot predict when any of our closed properties will be able to reopen, the conditions upon which these re-openings may occur, nor the effects of any such conditions. Even once travel, social distancing and self-quarantine restrictions are modified or cease to be necessary, demand for our properties may remain weak for a significant length of time and we cannot predict if and when the gaming and non-gaming activities of our properties will return to pre-outbreak levels of volume or pricing. In particular, future demand for properties may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth or reduced business spending for meetings, incentives, conventions and exhibitions resulting from the impact of the COVID-19 pandemic.

Our businesses would also be impacted should the disruptions from the COVID-19 pandemic lead to prolonged changes in consumer behavior and could potentially impact our current construction project at Monarch Casino Black Hawk. There are certain limitations on our ability to mitigate the adverse financial impact of these matters, such as the fixed costs at our properties. The COVID-19 pandemic also makes it more challenging for management to estimate the future performance of our businesses, particularly over the near to medium term. Any of these events may continue to disrupt our ability to staff our business adequately, could continue to generally disrupt our operations or construction project and if the global response to contain the COVID-19 pandemic escalates or is unsuccessful or if the virus rebounds in the fall, would have a material adverse effect on our business, financial condition, results of operations, liquidity and cash flows.

If we are required to raise additional capital in the future, our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing and our prospects. If general market conditions were to ascribe higher risk to our industry or us, our access to capital and the cost of any debt financing would be further negatively impacted. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations or be unavailable due to our covenant restrictions then in effect. There is no guarantee that debt financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations. Our current obligations under the amended and restated credit facility agreement dated July 20, 2016 (the “Amended Facility Agreement”) include a number of restrictive covenants that impose operating and financial restrictions on us, and the Amended Credit Facility also contains various financial covenants. We have entered into a waiver and amendment letter with our lenders under the Amended Credit Facility to waive certain of our obligations through May 31, 2020.  In addition, our lenders have granted us a deferral of the mandatory principal payment, which was due on March 31, 2020 in the amount of $5.0 million.  While we are in continuing discussions with our lenders regarding additional steps under the Amended Credit Facility that may be requested in light of currently-changing circumstances, we cannot assure you that the impact of the COVID-19 pandemic will not cause us to no longer be able to comply with the financial covenants in the future, nor can we assure you that we would be able to obtain further deferrals, waivers or modifications from our lenders in the event of noncompliance in the future.

The COVID-19 pandemic has had and will continue to have an adverse effect on our results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of the COVID-19 pandemic and around the imposition or relaxation of protective measures, we cannot reasonably estimate the extent of the impact to our future results of operations, cash flows or financial condition.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this report include, without limitation, those relating to the COVID-19 pandemic; our expectations regarding the timing of reopening of our casinos in the respective states; our expectations regarding future covenants waivers or relief from our lenders; and the anticipated timing of the filing of Company's annual reports under the Securities Exchange Act of 1934, among others. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Such risks include, without limitation, disruptions in the Company's operations (including construction projects) and loss of revenue due to the COVID-19 pandemic; general macroeconomic conditions; changes in guest visitation or spending patterns due to health or other concerns, including a decrease in overall demand after reopening our casinos; the impact of restrictions and social distancing requirements placed on our operations and services after reopening our casinos, including an increase in operational costs; our ability to effectively manage and control expenses during shutdown or slowdown periods; the impact of shutdown or slowdown periods on our ability to maintain compliance with the terms and conditions of our credit facility and other material contracts; our ability to maintain strong relationships with our regulators, employees, lenders, suppliers, customers, insurance carriers, and other stakeholders; the impact of any uninsured losses; disruptions or shortages in our labor supply; and the adverse impact of cancellations and/or postponements of hotel stays and convention and trade shows on our business, market position, growth, financial condition and operating results. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, our Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
Monarch Casino and Resort, Inc.

Date: May 8, 2020	/s/ Edwin S. Koenig
Edwin S. Koenig, Chief Accounting Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)